Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 30, 2016 relating to the consolidated financial statements of Eagle Bulk Shipping Inc. and the effectiveness of Eagle Bulk Shipping Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Eagle Bulk Shipping Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

New York, New York
December 15, 2016